REAL ESTATE LIEN NOTE AND LOAN AGREEMENT NOTICE
**** LOAN AGREEMENT NOTICE ****

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

DATED: July 14, 2021

PAYEE:

WEINRITTER REALTY, LP,
A TEXAS LIMITED PARTNERSHIP

BY: WEINRITTER INVESTMENTS, INC.
ITS GENERAL PARTNER

BY:________________________
TIBOR RITTER, PRESIDENT

MAKER:

SGB DEVELOPMENT CORP.
A DELAWARE CORPORATION

BY: [signature]
PAUL M. GALVIN
CHIEF EXECUTIVE OFFICER

**** REAL ESTATE LIEN NOTE ****

DATE: July 14, 2021

MAKER: SGB Development Corp., a Delaware corporation

MAKER'S MAILING ADDRESS: 195 Montague Street, 14th Floor, Brooklyn, NY 11201

MAKER'S EIN NO.: 87-1375590

PAYEE: WeinRitter Realty, LP, a Texas limited partnership

PAYEE'S MAILING ADDRESS
AND PLACE FOR PAYMENT: P. O. Box 782129, San Antonio, TX 78278-2129

PRINCIPAL AMOUNT: TWO MILLION AND NO/100 ($2,000,000.00) DOLLARS

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE OF FUNDING: 12.0%

In lieu of a higher regular interest rate, and in addition to the regular interest to be paid pursuant hereto, Maker shall prepay additional interest to Payee at initial disbursement of the

sum of FORTY THOUSAND AND NO/100 ($40,000.00) DOLLARS which is equal to Two (2.0%) per cent of the Note.

TERMS OF PAYMENT (Principal and Interest): Interest only shall be due and payable monthly as it accrues, on the FOURTEENTH (14TH) day of each and every calendar month, beginning AUGUST 14, 2021, and continuing regularly and monthly thereafter until JULY 14, 2022, when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable; interest being calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

In the event Makes wishes to extend this note at the time of maturity, an additional one-half (0.5%) per cent of the unpaid principal will be charged upon the extension of an additional six (6) months.

Partial Invalidity. In the event any portion of the sums hereby loaned cannot be lawfully secured by the Deed of Trust securing this Note, payments in reduction of such sums shall be applied first to those portions not secured by the Deed of Trust. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected is interpreted so that any charge provided for in this Note, or the Deed of Trust securing same, whether considered separately or together with other charges that are considered a part of this Note and the Deed of Trust securing same, violates such law by reason of the acceleration of the indebtedness herein set forth, or for any other reason, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts of such interest or other charges previously paid to Payee in excess of the amounts permitted by applicable law shall be applied by Payee to reduce the principal of the indebtedness evidenced by this Note, or, at Payee's option, be refunded.

In the event this Note is prepaid in any amount within NINE (9) months from the date hereof, there will be a prepayment penalty of 0.5% of the prepaid principal. After NINE (9) months from date hereof, the Maker hereof reserves the right to prepay this Note in any amount at any time prior to maturity without penalty.

Maker shall advise Payee of its intent to prepay the Note balance by requesting a loan payoff statement at least 7 business days in advance of the anticipated Note payment date.

ANNUAL INTEREST RATE ON PAST DUE AMOUNTS: If a payment is past due and Payee has notified Maker of the payment being past due (such notice may be made by email, telecopier, US Postal Service or overnight delivery), principal and interest shall bear interest at the maximum rate allowable by law from the date of the sending of the notice (the "Maximum Rate"), or if there is no applicable Maximum Rate, then at eighteen per cent (18%) per annum.

SECURITY FOR PAYMENT: A Deed of Trust of even date herewith, executed by the Maker to Michael Baucum or Virginia W. Peterson or Laura Ann Baucum, Trustee, upon the hereinafter described real property, to-wit:

Being 59.3712 acres of land, more or less, out of the K. BALDWIN SURVEY NO. 600, ABSTRACT NO. 90, Travis County, Texas, and out of a portion of Lot 1, AMENDED PLAT OF THE COVE AT LAGO VISTA, a subdivision in Travis County, Texas, according to the map or plat recorded in Volume 87, Page 174C, Plat Records of Travis County, Texas. Said 59.3712 acre tract being that same tract of land described in the deed to Northport Harbor, LLC, dated September 2,

2014, recorded in Document No. 2014131554, Official Public Records of Travis County, Texas, and more particularly described by metes and bounds in Exhibit "A" attached hereto and made a part hereof.

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

Each Maker is responsible for the entire amount of this note.

The terms Maker and Payee and other nouns and pronouns include the plural if more than one. The terms Maker and Payee also include their respective heirs, personal representatives, and assigns.

Nothing in this note shall authorize the collection of interest in excess of the highest rate allowed by law. All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Payee for the use, forbearance, or detention of the money to be lent hereunder exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time such performance is due would involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Payee shall receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder, or shall be refunded, but shall not be applied to payment of interest. The provisions of this paragraph will control all agreements between Maker and Payee.

This Note is not assumable. If all or any part of the real property herein described is sold, transferred, leased for a period longer than 3 years, or otherwise conveyed, including by contract of sale, without Payee's prior written consent, which consent may be withheld in Payee's sole discretion, then the Payee may at its option declare the outstanding principal balance of the Note, plus accrued interest, to be immediately due and payable.

IN THE EVENT ANY INSTALLMENT OF THE NOTE SHALL BECOME OVERDUE FOR A PERIOD OF TEN (10) DAYS A CHARGE OF FIVE (5%) PER CENT OF THE TOTAL MONTHLY PAYMENT FOR EACH MONTH SO OVERDUE MAY BE CHARGED BY THE PAYEE FOR THE PURPOSE OF DEFRAYING THE EXPENSE INCIDENT TO

HANDLING SUCH DELINQUENT PAYMENTS. THIS LATE CHARGE IS NOT A GRACE PERIOD, AND ALL INSTALLMENTS ARE DUE PROMPTLY ON THEIR DUE DATE. FAILURE TO PAY INSTALLMENTS PROMPTLY ON THEIR DUE DATE MAY CONSTITUTE A DEFAULT UNDER THE NOTE.

At closing the Maker shall furnish a one-year, paid-up insurance policy showing WeinRitter Realty, LP, as Mortgagee. The Maker of the Note agrees to furnish the Payee, on or before the date taxes are due, copies of tax receipts for taxes due on the property herein described reflecting that said taxes have been paid. Further, the Maker of the Note agrees to furnish the Payee up-to-date policies or renewals of policies of insurance in an amount of at least the Note, insuring all improvements upon the herein described real property against loss or damage by fire and windstorm, and any other hazard which Payee may reasonably require, and naming Payee in a mortgage indemnity clause. In the event Maker fails to furnish proof of payment of taxes and/or proof of payment of insurance as set forth above, then Payee may, at its sole discretion, charge Maker the sum of $50 for its fees and costs incurred as the result of Maker's noncompliance with this paragraph.

PAYEE'S RIGHT TO PAY AD VALOREM TAXES AND INSURANCE PREMIUMS: If Maker fails to pay as same become due and payable, all taxes, assessments and other charges imposed, levied or assessed against said Property or to maintain the insurance coverage, all as herein provided, Payee may, at its option and without waiver of any other rights granted by this Note or the Deed of Trust securing same for breach of the covenants contained herein, procure and pay for any such insurance coverage and pay any such taxes, assessments and other charges, including any sums that may be necessary to redeem the Property from tax sale, without obligation to inquire into the validity of any such taxes, assessments, charges and tax sales, the receipts of the proper officers being conclusive evidence of the validity and amount thereof. All amounts so paid by Payee shall immediately become due to Payee, together with interest thereon from the date on which said payments were made at the rate provided in this Note, and all such amounts shall be added to and become a part of the indebtedness secured by this Note.

Maker shall pay a charge of $30 for any check returned for any reason.

Late charges, fees incurred for failure to furnish proof of insurance or taxes, and returned check charges will be deducted from monthly payments prior to the application of the payment received for principal and interest.

ALL PAYMENTS HEREUNDER SHALL BE APPLIED FIRST TO UNPAID FEES, COSTS AND EXPENSES THEN DUE AND PAYABLE UNDER THE NOTE OR DEED OF TRUST, SECOND TO ACCRUED INTEREST DUE AND PAYABLE UNDER THE NOTE, AND FINALLY TO REDUCE THE PRINCIPAL AMOUNT OUTSTANDING.

Notice Provision: Maker expressly covenants and agrees that its address for all notices shall be its address as set forth in the address paragraph of this document, and shall remain the address for notices unless Maker requests IN WRITING that the notice be sent to a different address.

Maker agrees that in consideration of the loan under this Note and the Deed of Trust securing same, it will at its sole cost provide an appraisal of the Property satisfactory to International Bank of

Commerce, prepared by an appraiser acceptable to International Bank of Commerce and dated within the time period required by International Bank of Commerce.

It is specifically agreed and understood that the creation of a lien against the property described herein for the purpose of paying ad valorem taxes on the property shall be a default hereunder and Payee may immediately commence proceedings to protect its lien position.

Transfer of Tax Liens. Borrower(s) shall not, without Payee's prior written consent, borrow money from any third party to pay ad valorem (property) taxes assessed against the Property nor transfer a tax lien against the Property pursuant to Section 32.06 of the Texas Tax Code, or any successor statute. Unless Payee shall give prior written consent thereto, any such authorization given by Borrowers shall be void and of no force or effect, and any transfer of tax lien under such authority, and/or any deed of trust executed by Borrowers for the benefit of the transferee of any such tax lien, shall likewise be void and of no force or effect. In order to be effective, written consent by the Payee under this paragraph must be duly executed by an officer of Payee and recorded prior to date of the authorization by Borrowers to which it relates in the real property records of each county in which the Property, or any portion thereof, is located.

If Maker defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to this note, Payee may declare the unpaid principal balance and earned interest and any other amounts owed on this Note immediately due. Notwithstanding any other provision of this Note, in the event of a default, before exercising any of Payee's remedies under this note or any instrument securing or collateral to it, Payee will first give Maker written notice of default and Maker will have ten (10) days after notice is given in which to cure the default. If the default is not cured ten (10) days after notice, Maker and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

SGB DEVELOPMENT CORP.
A DELAWARE CORPORATION

BY: Paul M. Galvin

PAUL M. GALVIN
CHIEF EXECUTIVE OFFICER

EXHIBIT "A"

3 Tracts of 23.76 acres, 18.219 acres, and 16.84 acres out of the James K. Baldwin Survey No 600, Abs. No. 90, in the City of Lago Vista, Travis County, Texas being the same tracts as conveyed to G&C/Peninsula, LP, called 23.72 acres in Document No. 2005114202, Travis County Official Public Records and called 18.231 acres and 16.84 acres in Document No. 2005114201, Travis County Official Public Records, and conveyed to G&G Peninsula, LP in Document No. 2008034575, Travis County Official Public Records, and being the same 59.3712 as conveyed by Northport Harbor, LLC to SGB Development Corp. by deed of record as Document No. 2021105945, Travis County Official Public Records.